EXHIBIT 23.2



                       Consent of McGladrey & Pullen, LLP

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Wake Forest Bancshares, Inc., of our report dated October 30, 1998, except for Note 15, as to which the date is November 16, 1998, on our audits of the consolidated balance sheets of Wake Forest Federal Savings & Loan Association and subsidiary as of September 30, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 1998, which report appears on page 16 in the September 30, 1998 Annual Report to Stockholders, which is incorporated by reference into the Form 10-KSB of Wake Forest Federal Savings & Loan Association for the year ended September 30, 1998.

                                              /s/ McGladery & Pullen, LLP
                                              --------------------------------
                                              McGladery & Pullen, LLP


Raleigh, North Carolina
July 13, 1999